Exhibit 99.1

Investor Relations: Molly Presley Quantum Corp. +1 (425) 201-1481 ir@quantum.com Public Relations Contact: Bob Wientzen Quantum Corp. +1 (720) 201-8125 bob.wientzen@quantum.com	For Release: Sept. 14, 2018 1:15 p.m. PDT

Quantum Announces Substantial Completion of Internal Investigation

SAN JOSE, Calif. — Sept. 14, 2018 — Quantum Corp. (NYSE: QTM) today announced that the Special Committee of its Board of Directors has substantially completed its internal investigation. The Committee conducted the investigation with the assistance of independent advisors.

In connection with the investigation, the Board of Directors has concluded that there were misstatements in the Company’s previously issued consolidated financial statements and other financial information relating to the recognition of revenue for certain transactions prior to satisfying the criteria for revenue recognition required under U.S. GAAP. The misstatements generally concerned the timing of the recognition of revenue. Revenue previously recognized prematurely will be recognized in different historical periods or, where the criteria for recognition of revenue under GAAP have not yet been satisfied, may be recorded in future periods upon satisfaction of the criteria required by GAAP. Based on its preliminary analysis, which is subject to change, the Company estimates that: (i) as of September 30, 2017, the end of the last fiscal quarter to be publicly reported by the Company, there was between approximately $25 million to $35 million of prematurely recognized revenue in the historical periods that may be recognized in periods subsequent to that date upon satisfaction of the criteria required by GAAP; and (ii) as of June 30, 2018, the end of its most recently completed fiscal quarter, there was between approximately $15 million and $25 million of prematurely recognized revenue in the historical periods that may be recognized in future periods upon satisfaction of the criteria required by GAAP. These misstatements will not impact the Company’s historical or current cash and cash equivalents balances.

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The Company’s Board of Directors continues to have the utmost confidence in the Company’s recently appointed CEO and CFO, each of whom were not with the Company during the time covered by the investigation and were not involved in any of the transactions identified in connection with the investigation.

The Company is also evaluating the impact of these misstatements on the Company’s internal control over financial reporting and disclosure controls and procedures, and expects to report one or more material weaknesses in internal control over financial reporting related to these matters and to report that its internal control over financial reporting and disclosure controls and procedures were not effective during the periods containing these misstatements, as well as in subsequent periods until such material weakness or weaknesses are remediated. The Company has begun to implement, will continue to implement and will continue to evaluate additional remedial measures based on the findings from the investigation.

As a result of the misstatements identified by the Company, the Board of Directors, in consultation with the Audit Committee of the Board and the Company’s management, has concluded that the Company’s previously issued consolidated financial statements and other financial data for the fiscal years ended March 31, 2015, 2016 and 2017 contained in its Annual Reports on Form 10-K, and its condensed consolidated financial statements for the quarters and year-to-date periods ended June 30, 2015, September 30, 2015, December 31, 2015, June 30, 2016, September 30, 2016, December 31, 2016, June 30, 2017 and September 30, 2017 contained in its Quarterly Reports on Form 10-Q should no longer be relied upon and should be restated. As part of the restatement process, the Company is continuing to assess the accounting matters related to the investigation, including the determination and quantification of misstatements, and will assess any other potential items for correction as needed. This assessment is ongoing, and although sufficient information is available to support the determination to restate the financial statements referred to above, the Company has not yet made any findings on the specific amounts to be set forth in the restated results.

The Company is proceeding as expeditiously as possible to complete its quantification and evaluation of the impact of the identified misstatements on its previously issued financial

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statements. Due to the procedures required before such process can be completed, the Company is not able to predict at this time the exact dates for such filings. The Company will provide additional information regarding these misstatements and the consequent adjustments to its financial statements and expects to file the restated financial statements as soon as practicable.

About Quantum

Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing, managing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

Quantum and the Quantum logo are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements: This press release contains “forward-looking” statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Quantum advises caution in reliance on forward-looking statements. Forward-looking statements in this press release include, without limitation, Quantum’s estimates that: (i) as of September 30, 2017, there was between approximately $25 million to $35 million of prematurely recognized revenue in the historical periods that may be recognized in periods subsequent to that date upon satisfaction of the criteria required by GAAP; and (ii) as of June 30, 2018, there was between approximately $15 million and $25 million of prematurely recognized revenue in the historical periods that may be recognized in future periods upon satisfaction of the criteria required by GAAP; Quantum’s expectations that it will identify one or more material weaknesses in its internal control over financial reporting; the current intent, beliefs and expectations regarding the consequences and effects of the Special Committee investigation, including on previously announced financial results and the anticipated adjustments thereto, and the timing of the announcement of Quantum’s restated financial results. All forward-looking statements are based on information available to Quantum on the

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date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the misstatements in the Company’s revenue recognition practices on the Company’s financial results and previously issued financial statements, including the possibility of material adjustments thereto, the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its required reports, the application of accounting or tax principles in an unanticipated manner, and any unanticipated delay in the preparation and filing of the Company’s required reports with the SEC. More detailed information about risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.